Exhibit 99.1

Protalix BioTherapeutics to Review CHMP Opinion for ELELYSO™
Conference Call and Webcast Scheduled for Friday, June 22 at 9:00 AM EDT

CARMIEL, Israel, June 22, 2012/GlobeNewswire/Protalix BioTherapeutics, Inc. (NYSE-MKT:PLX, TASE:PLX), announced today the Company has scheduled a conference call and webcast for Friday, June 22, 2012 at 9:00 AM EDT to review the Committee for Medicinal Products for Human Use’s (CHMP) opinion for taliglucerase alfa (ELELYSO™), an enzyme replacement therapy for the treatment of Gaucher disease.

To participate in the conference call, please dial +1 (877) 868-1833 (toll free from the U.S. and Canada), or +1 (914) 495-8604 (for international callers); Conference ID 93586245. Investors may also access a live audio webcast of this conference call at www.protalix.com on the event calendar page. A replay of this conference call and webcast will be available approximately two hours after the conclusion of the call and will remain available for 14 days. The audio replay can be accessed by dialing +1 (855) 859-2056 (toll free from the U.S. and Canada), or +1 (404) 537-3406 (for international callers) and entering Conference ID 93586245.

About Protalix

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx(R). Protalix's unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner. Protalix's first approved product manufactured by ProCellEx, ELELYSO™ (taliglucerase alfa), was approved for marketing by the U.S. Food and Drug Administration on May 1, 2012 and is partnered with Pfizer for worldwide development and commercialization, excluding Israel, where Protalix retains full rights. Marketing applications for taliglucerase alfa have been filed in additional territories as well. Protalix's development pipeline also includes the following product candidates: PRX-102, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; PRX-105, a pegylated recombinant human acetylcholinesterase in development for several therapeutic and prophylactic indications, a biodefense program and an organophosphate-based pesticide treatment program; an orally-delivered glucocerebrosidase enzyme that is naturally encased in carrot cells, also for the treatment of Gaucher disease; pr-antiTNF, a similar plant cell version of etanercept (Enbrel(R)) for the treatment of certain immune diseases such as rheumatoid arthritis, juvenile idiopathic arthritis, ankylosing spondylitis, psoriatic arthritis and plaque psoriasis; and others.

Forward Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "anticipate," "believe," "estimate," "expect" and "intend" and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause material differences include, among others: risks relating to delays in the European Medicines Agency's (EMA) or other foreign regulatory authorities' approval of any applications we file or refusals to approve such filings, including the filings made regarding taliglucerase alfa for the treatment of Gaucher disease; the risk that applicable regulatory authorities may refuse to approve the marketing and sale of a drug product even after acceptance of an application we file for the drug product; and other factors described in our filings with the Securities and Exchange Commission. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.

Investor Contact

Marcy Nanus
The Trout Group, LLC
646-378-2927
mnanus@troutgroup.com

Media Contact

Jennifer Conrad or Kari Watson
MacDougall Biomedical Communications
781-235-3060
jconrad@macbiocom.com
kwatson@macbiocom.com